Exhibit 23.2 Consent of Conyers Dill & Pearman

                              Conyers Dill & Pearman
                                 Clarendon House
                                 2 Church Street
                                 P.O. Box HM 666
                             Hamilton, Bermuda HM CX

Telephone: (441) 295-1422   Facsimile:  (441) 292-4720  E-Mail: info@cdp.bm





                                                      10 May 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


         Re:  Coastal Caribbean Oils & Minerals Ltd.


Ladies and Gentlemen:



         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 10,000,000 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.


Yours faithfully,

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN